May 28, 2004

Citibank, N.A.
111 Wall Street
New York, New York  10043
Attention: Depositary Receipts Department

   ABB International Finance Limited US$968,000,000 4.625 per cent Convertible
                          Unsubordinated Bonds Due 2007

Ladies and Gentlemen:

            Reference is made to the Amended and Restated Deposit Agreement, dated as of May 7, 2001 (the "Deposit Agreement"), by and among ABB Ltd, a company incorporated under the laws of Switzerland (the "Company"), Citibank, N.A., as depositary under the Deposit Agreement (the "Depositary"), and the Holders and Beneficial Owners of American Depositary Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs") issued thereunder. All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Deposit Agreement.

            The purpose and intent of this Letter Agreement is to establish procedures to accommodate the amendment (the "Amendment"), pursuant to a resolution of Bondholders passed at a meeting held on May 28, 2004, of the terms of a Trust Deed, dated May 16, 2002 (the "Trust Deed"), by and among ABB International Finance Limited (the "Issuer"), the Company and Citicorp Trustee Company Limited (the "Trustee") and the US$968,000,000 4.625 per cent Convertible Unsubordinated Bonds Due 2007 originally issued thereunder (the "Bonds") to provide for, among other things, the conversion of Bonds by the holders of such Bonds or by the Trustee (in either case, for the purpose of this Letter Agreement, a "Converting Bondholder") into ADSs issued under the terms of the Deposit Agreement.

            For good and valuable consideration, the receipt and sufficiency of which are hereby irrevocably acknowledged, the Company and the Depositary hereby agree as follows:

      1. Authority to Accept Deposit of Conversion Shares and Issue ADSs. The Company hereby confirms that no governmental consents are required in Switzerland or Guernsey for the Amendment except for the consent obtained from the Guernsey Financial Services Commission. The Company hereby authorizes and directs the Depositary to accept, in accordance with the terms and conditions of the Deposit Agreement and this Letter Agreement, the deposit of Shares issued upon conversion of the Bonds (the "Conversion Shares") on behalf of Converting Bondholders upon the conversion of Bonds and to issue in respect thereof and in the manner described in Section 2 below ADSs that are fully fungible with the ADSs outstanding under the Deposit Agreement.

            The Company hereby authorizes and directs the Depositary to accept, in accordance with the terms and conditions of the Deposit Agreement and this Letter Agreement, the deposit of Conversion Shares on behalf of the Trustee and to issue in respect thereof and in the manner described in Section 3 below ADSs that are fully fungible with the ADSs outstanding under the Deposit Agreement.

            Nothing contained herein shall obligate the Depositary to treat the ADSs issued upon conversion of the Bonds differently from ADSs otherwise issued under the Deposit Agreement except as specifically set forth herein. The Company hereby confirms that the Conversion Shares to be deposited with the Custodian upon conversion of the Bonds will rank pari passu with and will be fully fungible with the Shares then on deposit with the Custodian under the Deposit Agreement, including, but not limited to, with respect to trading and settlement.

            The Company agrees that Converting Bondholders and the Trustee shall be entitled, upon conversion, only to a whole number of ADSs. Conversion Shares which would be represented by a fraction of one ADS shall not be issuable, and Converting Bondholders will not receive any cash adjustment in respect of such fraction.

      2. Conversion Procedures. In order for a Converting Bondholder to receive ADSs upon the conversion of Bond(s):

            (a) While the Bond(s) are in global form or definitive form and held in a clearing system, the Converting Bondholder is required to deliver to Clearstream, Luxembourg or Euroclear (as such terms are defined in the Trust Deed) or such other clearing system in which the Bond(s) are held, as the case may be, with a copy to Banque Generale du Luxembourg S.A. (the "Principal Paying and Conversion Agent") and the Trustee, or while the Bond(s) are in definitive form and not held in a clearing system), the Converting Bondholder is required to deliver to a Conversion Agent (as defined in the Trust Deed) in accordance with the terms and conditions of the Bonds as amended through the date hereof (as so amended, the "Terms and Conditions") a duly completed and signed conversion notice, substantially in the form of Exhibit A attached hereto or such other form as may be agreed from time to time by the Issuer, the Principal Paying and Conversion Agent and the Trustee as contemplated by the Agency Agreement (as defined in the Trust Deed) (the "Bondholder Conversion Notice"), which Bondholder Conversion Notice shall contain certain certifications to be made by such Converting Bondholder as referred to in the Terms and Conditions, together with, if the Bond(s) are in definitive form and not held in a clearing system, the Bond(s) to be converted; provided however, if the Converting Bondholder is the Trustee, the Bondholder Conversion Notice is required to be delivered to the Issuer only and the Company shall procure that the Issuer shall deliver to the Company and the Depositary a copy of such Bondholder Conversion Notice within one business day of receipt thereof (the Depositary shall not incur any liability for any action or failure to act by the Issuer);

            (b) A Conversion Agent is required to deliver to the Company and the Depositary a copy of each duly completed and signed Bondholder Conversion Notice(s) within one business day of receipt and due verification thereof in accordance with the

      Agency Agreement (the Depositary shall not incur any liability for any action or failure to act by a Conversion Agent);

            (c) Upon receipt of a duly completed and signed Bondholder Conversion Notice, the Company shall issue or cause the issuance and deposit or cause the deposit of the requisite Conversion Shares with the Custodian. For such purposes, individual deposits of Conversion Shares shall be made for each Converting Bondholder. For each deposit, the Company shall deliver to the Custodian a copy of the applicable duly completed and signed Bondholder Conversion Notice;

            (d) The Depositary shall procure that the Custodian notifies the Depositary, upon the receipt by the Custodian of each deposit of Conversion Shares and corresponding Bondholder Conversion Notice, referencing the conversion particulars set forth in the Bondholder Conversion Notice and adding "CB" or "Trustee", as the case may be as a suffix to the deposit number to denote that the deposit(s) resulted from a conversion of Bonds;

            (e) Upon receipt from the Custodian of the notice described in clause (d) of this Section 2, the Depositary shall issue the applicable number of ADSs into DTC for further delivery to the applicable Converting Bondholder; and

            (f) The depositary fees applicable to the issuance of ADSs upon the deposit of Conversion Shares as contemplated in this Section 2 shall be payable by the Company upon terms and conditions separately agreed upon by the Company and the Depositary.

      3. Depositary Documentation. Upon the closing of the amendment of the terms of the Trust Deed and the Bonds and the execution of this Letter Agreement, the Company shall deliver to the Depositary opinions of U.S., Guernsey and Swiss counsel (as applicable) as to the legality of the Amendment. The Company hereby authorizes the Trustee and the applicable Conversion Agent (as defined in the Trust Deed) to provide to the Depositary copies of any and all Bondholder Conversion Notices received from Converting Bondholders if and when such are requested by the Depositary.

      4. Representations and Warranties. The Company hereby represents and warrants that at the time of deposit (i) the Conversion Shares have been duly authorized, and will be validly issued, fully paid and non-assessable, (ii) all preemptive (and similar) rights with respect to the Conversion Shares will have been waived or exercised, (iii) the Conversion Shares presented for deposit will be free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, (iv) the Conversion Shares presented for deposit, and the ADSs issuable upon deposit of the Conversion Shares, will not be Restricted Securities, and (v) the Conversion Shares presented for deposit will not be stripped of any rights or entitlements. Such representations and warranties shall survive the deposit and withdrawal of the Conversion Shares, the issuance and cancellation of ADSs and the delivery of ADRs in respect thereof.

      5. Governing Law. This Letter Agreement shall be interpreted under, and all the rights and obligations hereunder shall be governed by, the laws of the State of New York.

      6. Counterparts. This Letter Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which, taken together, shall constitute one and the same instrument.

      7. Indemnification. The parties hereto acknowledge and agree that the indemnification obligations contained in Section 5.8 of the Deposit Agreement shall apply to all the terms, conditions, obligations and performances under this Letter Agreement as if they were set forth in the Deposit Agreement.

      8. Deposit Agreement. Insofar as the terms hereof are supplementary to the terms of the Deposit Agreement for the purpose of accommodating the contemporaneous amendment of the Trust Deed, do not modify in any way the rights or obligations of Holders or Beneficial Owners of ADSs and pertain only to the rights and obligations of the Depositary and the Company, all of the existing terms and conditions of the Deposit Agreement shall remain in full force and effect as set forth therein and notice hereof does not need to be provided to Holders or Beneficial Owners of ADSs. The Company and the Depositary have caused this Letter Agreement to be executed and delivered on their behalf by their respective officers thereunto duly authorized as of the date set forth above.

                                            ABB LTD


                                            By: /s/ Alfred Storck
                                                --------------------------------
                                                Name:  Alfred Storck
                                                Title: Deputy CFO


                                            By: /s/ Richard A. Brown
                                                --------------------------------
                                                Name:  Richard A. Brown
                                                Title: Assistant General Counsel


Agreed to as of the date set forth above:

CITIBANK, N.A.,
  as Depositary


By: /s/ Susan A. Lucanto
    ---------------------------
    Name:  Susan A. Lucanto
    Title: Vice President

                                    Exhibit A

                          Bondholder Conversion Notice

                        ABB INTERNATIONAL FINANCE LIMITED
                                U.S.$968,000,000
            4.625 per cent. Convertible Unsubordinated Bonds due 2007
            Convertible into American Depositary Shares representing
                           Ordinary Shares of ABB Ltd

Delivery of Conversion Notice

Bondholders wishing to convert Bonds into American Depositary Shares representing ordinary shares of ABB Ltd ("ADS") should complete this notice and deliver it in person, by pre-paid mail or by tested telex/fax confirmed in writing, to:

Whilst the Bonds are in global form or definitive form and held in a clearing system

Clearstream, Luxembourg or Euroclear (currently at the offices specified below) or such other clearing system in which the Bonds are held, as the case may be, with a copy to the Principal Paying and Conversion Agent and the Trustee.

Clearstream Banking, societe anonyme      *Clearstream Baking, societe anonyme
("Clearstream, Luxembourg"):              67 Boulevard Grande-Duchesse Charlotte
                                          L-2967 Luxembourg

                                          Attention: OCE Department

                                          SWIFT: CEDELUCL

Euroclear Bank S.A./N.V.                  *Euroclear Bank S.A./N.V.
("Euroclear"):                            (as operator of the Euroclear System)
                                          Boulevard du Roi Albert II
                                          B-1210 Brussels
                                          Belgium

                                          Attention: Custody Processing
                                                     Department

                                          SWIFT: MGTECBEBEECL

Whilst the Bonds are in definitive form and not held in a clearing system a Conversion Agent together with the definitive individual certificate representing the Bonds.

* Delete as appropriate

Failure to complete and deliver this Notice properly (in the determination of the Principal Paying and Conversion Agent in consultation with Clearstream, Luxembourg or

Euroclear, as the case may be, (whilst the Bonds are in global form or in definitive form and held by Clearstream, Luxembourg or Euroclear) may result in this Notice being treated as null and void.

Expressions defined in the terms and conditions of the Bonds (the Conditions) shall bear the same meanings herein.

I/We, the Bondholder(s) specified in paragraph 1 below, being (a) holder(s) of the Bond(s) referred to above, acknowledge that such Bond(s) are convertible in accordance with Condition 5 (Conversion) and hereby irrevocably authorize ABB International Finance Limited (the "Issuer") to convert such Bond(s) as are specified in paragraph 2 below into ADSs and/or the Cash Alternative in lieu of some or all of the ADSs, if applicable, to which I am/we are entitled in relation to such Bond(s), all in accordance with the Conditions.

I/We further acknowledge that I am/we are obliged to make payment of all taxes, stamp, transfer, registration and similar duties (if any) and all expenses, scrip fees, levies and registration charges payable on or in respect of or arising on exercise of the Conversion Rights attaching to the Bonds referred to above or on the transfer, delivery or other disposition of the ADSs by the Issuer or ABB (other than any taxes or capital duties or stamp issue or registration duties payable in Switzerland or the United States in respect of the allotment and issue or transfer of ADSs on conversion which will be paid by the Issuer or (failing whom) ABB (but excluding any stamp taxes payable in Switzerland arising as a result of me/us being qualified as a Swiss Securities Dealer within the meaning of Swiss stamp duty laws)) to the Principal Paying and Conversion Agent (whether or not I am/we are primarily liable for such duties, expenses, fees, levies and charges under the relevant legislation).

1.    Name(s) and Address(es) of Bondholder(s):

      _____________________________________________________________

      _____________________________________________________________

2.    Aggregate principal amount of Bonds to be converted

            Aggregate principal amount: U.S.$[ ].

            Certificate numbers of Bonds (if relevant): (1) _____________

            Total number of Bonds: ______________________________________

Details (including in respect of any missing unmatured Coupons and, in the case of Bonds held outside the clearing systems, the relevant certificate numbers thereof): (2) ___________________________________________________________

----------
(1) Not required for Bonds represented by a Global Bond or those held in a clearing system.
(2)   An indemnity may be required in respect of missing unmatured Coupons

3.    Instructions to Clearstream, Luxembourg/Euroclear(3)

I/We hereby irrevocably authorize and instruct Clearstream, Luxembourg/Euroclear to:

debit the number of Bond(s) referred to above from the Account referred to below on the Conversion Date; and

debit the Account referred to below with an amount equal to the amount payable by me/us under Condition 5(b)(i) and to pay such amount to the Principal Paying and Conversion Agent in immediately available funds.

            Account No: _________________________________________________

            Name of Account: ____________________________________________

I/We confirm that the Account referred to above is outside the United States and is the account to be credited with the Cash Alternative (if any) and any Equivalent Amounts and the payment to be made to me/us by the Issuer under Condition 5(b)(i).

4. Bank Account Details for holders of Bonds held outside the clearing systems(4)

Details of my bank account (which is outside the United States) to which any cash payments due under Condition 5(a)(ii), 5(b)(i) and 5(b)(iv) shall be paid as follows:

Receiving Bank: ___________________________________________________

Account Number: ___________________________________________________

Name of Account: __________________________________________________

5.    Representations

I/We hereby represent and warrant that the Bonds and Coupons referred to above are free from all liens, charges, encumbrances and other third party rights.

I/We acknowledge that the securities referred to in this Conversion Notice have not been and will not be registered under the U.S. Securities Act of 1933 or any securities laws of any political subdivision thereof and, accordingly, may not be offered or sold in the United States or to U.S. persons or U.S. residents.

I/We represent and warrant that I/we are acquiring the ADSs for my/our own account or the account of another person for whom we are authorized to make these representations and that at the time of signing and delivery of the Conversion Notice, and at time of delivery of any ADSs requested hereby, neither I/we, nor any person who has an interest in the Bond, is in the United States or is a U.S. person (as such terms are defined in Regulation S under the Securities
Act), the Conversion Right is not being exercised by or on behalf of a person in the United States

----------
(3) Not required where individual definitive Bond is held outside the clearing systems.
(4) Required where individual definitive Bond is held outside the clearing systems.

or a U.S. person and the Conversion Right is not being exercised with a view to distribution in the United States, within the meaning of United States securities laws, of the ADSs which will be acquired upon conversion of the Bonds or the Ordinary Shares underlying such ADSs.

6.    Delivery of ADSs

I/We hereby irrevocably request that the ADSs required to be delivered upon conversion be delivered to the following account:

--------------------------------------------------------------------------------
Clearing System:                                   DTC
--------------------------------------------------------------------------------
Participant Account in Clearing System:            _____________________________
--------------------------------------------------------------------------------
Participant Name:                                  _____________________________
--------------------------------------------------------------------------------
Beneficiary Account at Participant:                _____________________________
--------------------------------------------------------------------------------
Name of contact person at Participant:             _____________________________
--------------------------------------------------------------------------------
Telephone Number of contact person at Participant: _____________________________
--------------------------------------------------------------------------------
Email address of contact person at Participant:    _____________________________
--------------------------------------------------------------------------------

7.    Authorisation of production in proceedings

I/We hereby authorize the production of this Notice in any administrative or legal proceedings instituted in connection with the Bond(s) or ADSs to which this Notice relates or otherwise in connection with establishing compliance with applicable laws.

Signed __________________________           Date _______________________________

Copies:  1 to be retained by Accountholder
         and
         (whilst in Global form) 1 to be sent to the Principal Paying and Conversion Agent.

For Agent's use only:-

1.    Conversion Date:

2.    (A)   Aggregate principal amount of Bonds deposited for Conversion: ______

      (B)   Nominal Conversion Price on Conversion Date: _______________________

      (C)   Number of ADSs deliverable: (disregard fractions) __________________

3. Details of any indemnity obtained in respect of missing unmatured Coupons under Condition 5(b)(i)___________________________________________________

4. Details of any payments made by the converting Bondholder pursuant to Condition 5(b)(i)_________________________________________________________

5. Details of any payments made by the Issuer to the converting Bondholder pursuant to Condition 5(b)(i)_____________________________________________

N.B. The Principal Paying and Conversion Agent must complete items 1, 2 and (if applicable) 3 and/or 4 and/or 5.

________________________________________________________________________________